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                                                                   Exhibit 99.02

                     WRITTEN CONSENT OF THE STOCKHOLDERS OF
                                 POGO.COM INC.
                             a Delaware corporation

                   (Agreement and Plan of Merger, as amended)

   In accordance with Section 228 of the Delaware General Corporation Law, the undersigned, a stockholder of Pogo.com Inc., a Delaware corporation (the "Company"), hereby consents to the following actions and approves the following matters by written consent without a meeting, effective for all purposes as of the date indicated below.

   The undersigned has received and read a revised Information Statement/Prospectus dated November 29, 2000 (the "Information Statement") which describes (1) the terms and conditions of the Agreement and Plan of Merger, dated as of August 30, 2000 and amended as of November 22, 2000, by and among At Home Corporation, Pogo Acquisition Corp., the Company and the Stockholder Agent (the "Merger Agreement"), the related escrow agreement (the "Escrow Agreement"), the merger of the Company with and into Pogo Acquisition Corp., with Pogo Acquisition Corp. continuing as the surviving corporation (the "Merger") and the related transactions, and (2) the appointment of Erick Hachenburg, as the stockholder agent, to execute the Escrow Agreement as agent for the stockholders and to act on behalf of the stockholders with respect to indemnification matters under the Escrow Agreement and with respect to contingent payments under the Merger Agreement. The undersigned hereby votes all shares of Common Stock and Preferred Stock of the Company held by the undersigned on all matters described in the Information Statement, as follows:

      .To approve and adopt the Merger Agreement;

      .To approve and adopt the Escrow Agreement;

      .To approve the Merger;

      .To approve the appointment of Erick Hachenburg as the stockholder agent; and

      .To approve the transactions related to the Merger.

                          FOR [_]          AGAINST [_]

Indicate your vote on the proposal by marking one of the boxes above. IF YOU RETURN A SIGNED WRITTEN CONSENT BUT DO NOT SPECIFY A VOTE AGAINST THE PROPOSAL, THEN THE SHARES REPRESENTED BY THIS WRITTEN CONSENT WILL BE VOTED FOR THE PROPOSAL, WHICH WILL HAVE THE EFFECT OF WAIVING ANY APPRAISAL OR DISSENTERS' RIGHTS YOU MAY HAVE.

                                          STOCKHOLDER:

                                          By: _________________________________
                                                        (Signature)

                                          Name: _______________________________
                                                (Please print or type name)

                                          Title: ______________________________

                                          Date: _______________________________

PLEASE FAX YOUR SIGNED WRITTEN CONSENT TO PAMELA SERGEEFF OF FENWICK & WEST LLP USING THE ENCLOSED FACSIMILE COVER SHEET AND RETURN YOUR ORIGINAL SIGNED WRITTEN CONSENT USING THE ENCLOSED RETURN ENVELOPE BY DECEMBER 14, 2000, IF POSSIBLE, BUT NOT LATER THAN DECEMBER 29, 2000.